U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                           FORM 8-K/A

                         CURRENT REPORT


                         Date of Report
                    (Date of earliest event
                           reported):

                        June 8, 2001
                  --------------------------



                    ENTERPRISES SOLUTIONS, INC.
                   ----------------------------
       (Exact name of registrant as specified in its Charter)


    Nevada                      000-28195             88-0232148
(State or other jurisdiction   (Commission 		(IRS Employer
  of incorporation)            File Number)         Identification No.)



      140 Wood Road, Suite 200
           Braintree, MA                                 02184
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code: 781-356-4387
                                                    781-356-4413























                         FORM 8-K

                    ENTERPRISES SOLUTIONS, INC.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 8, 2000, the Honorable Judge Cedarbaum of the U.S. District Court for the Southern District of New York issued her decision in the matter of the Securities and Exchange Commission versus Herbert S. Cannon and John A. Solomon, et. al. The Company had previously settled with the Commission in thiscase (see Form 8-K filed by the Company on October 16, 2000). In her opinion, Judge Cedarbaum found Herbert Cannon liable as the principal architect of a fraudulent scheme related to his failure to disclose his role with the Company in the Company's registration statement for registration of its Common Stock under the Securities Exchange Act of 1934, filed with the Securities and Exchange Commission. Judge Cedarbaum ordered that Mr. Cannon disgorge $1,000,000 in profits he acquired through his acts of securities fraud; fined him $100,000; and issued a permanent injunction against him prohibiting him from committing further violations of securities laws in connection with the Company. In so ruling, the Court found that Mr. Cannon had an extensive history of criminal and regulatory violations, including securities fraud;
that he was the principal architect of a scheme to conceal his involvement with the Company; and that he had the ability to affect the activities of the Company through his ownership interest in several Gibraltar entities which continue to own hundreds of thousands of shares of the Company's common stock. Judge Cedarbaum also found that Mr. Solomon committed securities fraud, was liable for two disclosure related issues in the Company's registration statement and one publicity issue relating to the Company's web site and imposed a $10,000 fine.

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K, filed June 12, 2001, to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2002

                                    Enterprises Solutions, Inc.


                                    By: /s/ Bruce Bragagnolo
                                        ------------------------
                                        Bruce Bragagnolo
                                    President and Chief Executive Officer